UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 8, 2005


                          CHARTWELL INTERNATIONAL, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

         Nevada                       005-59509                   95-3979080

(State or other jurisdiction of  (Commission File No.)          (IRS Employer
      incorporation)                                         Identification No.)


                          1124 Smith Street, Suite 304
                              Charleston, WV 25301
    (Address and telephone number of principal executive offices) (Zip Code)

                                 (304) 345-8700
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Section 1 - Registrant's Business and Operations
------------------------------------------------

Item 1.01 Entry into a Material Definitive Agreement

     Chartwell International, Inc. (the "Company") entered into the following material definitive agreements on September 8, 2005.

Acquisition of E-Rail Logistics, Inc.
-------------------------------------

     On September 8, 2005, the Company entered into a definitive Agreement and Plan of Merger by and among the Company, E-Rail Acquisition Sub, a wholly-owned subsidiary of the Company ("Merger Sub"), and E-Rail Logistics, Inc., a New York corporation ("E-Rail"), whereupon Merger Sub merged with and into E-Rail, and E-Rail survived as a wholly-owned subsidiary of the Company (the "Merger").

     Under the terms of the Agreement and Plan of Merger, the Company issued in the aggregate 3,100,000 shares of its common stock to Rail Waste Holdings, LLC for all the issued and outstanding shares of E-Rail. The Company held-back 300,000 shares for a period of 12 months from the effective date of the Merger to set-off against any claims and liabilities arising from the breach of any of E-Rail's representations, warranties and covenants in the Agreement and Plan of Merger. In addition, the Company, through E-Rail, assumed obligations totaling approximately $4.25-million, which includes a cash payment of approximately $2.32-million and promissory notes and corresponding mortgages in the aggregate amount of $1.82-million associated with the Belville Mining Company, Inc., which is a wholly owned subsidiary of E-Rail.

     Belville Mining Company, Inc., an Ohio corporation, owns certain mining and undeveloped properties in Ohio which the Company intends to permit for E-Rail's landfill operations. Although E-Rail has entered into certain key contracts and arrangements to secure transfer station access, off-load facilities and access to dump sites, it does not currently have any customers or waste industry revenue generating operations.

     Although the parties entered into a Merger transaction in form, under Regulation S-X, Rule 11-01 of the Securities Act of 1933, as amended, the acquisition of E-Rail will be treated as an asset purchase, and the purchase price will be allocated across the assets acquired, and is not considered a business combination.

     Also, incident to the Merger transaction, the Company entered into a Stock Issuance Agreement by and between the Company and Peter J. Pinto whereby the Company issued 429,500 shares of the Company's common stock and agreed to register the shares for resale by Mr. Pinto within the next 12 months.

     For more  information,  see Agreement and Plan of Merger attached hereto as
Exhibit 10.1, and the Stock Issuance Agreement attached hereto as Exhibit 10.3.

Note Purchase Agreement

     On September 8, 2005, the Company entered into a Note Purchase Agreement by and among the Company, Rail Waste Holdings, LLC, a New York limited liability company ("RWH") and Peter J. Pinto, a member and principal of RWH, for the purchase of a secured promissory note issued by Minerva Enterprises, Inc. to RWH in the principal amount of $600,187.58 dated as of January 10, 2005 (the "Note"), and an open end mortgage on real property owned by Minerva Enterprises, Inc. granted to RWH as security interest for the Note (the "Mortgage Lien").

     Pursuant to the Note Purchase Agreement, the Company paid $275,000 in cash and conditionally issued 300,000 shares of its restricted common stock (the "Restricted Shares") to Peter J. Pinto for all right, title and interest in the Note and Mortgage Lien. The Restricted Shares shall be placed in escrow and will be released January 1, 2006 subject to vesting conditions and the Company's right of redemption for a remaining repurchase price of $275,000.



Section 2 - Financial Information
---------------------------------

Item 2.01  Completion of Acquisition or Disposition of Assets

     Reference is made to Item 1.01 of this Form 8-K. The requisite articles and certificates filed in connection with the Merger in Nevada and New York were effective as of September 12, 2005 and September 13, 2005, respectively, making the Merger effective as of September 13, 2005.

     For more  information,  see Agreement and Plan of Merger attached hereto as
Exhibit 10.1 and the press release attached hereto as Exhibit 99. The Agreement and Plan of Merger contains the details of the Merger, the terms of which are incorporated herein. Financial Statements to the extent required will be filed by amendment not later than 71 calendar days after the date that this report on Form 8-K is required to be filed.

Section 5 - Corporate Governance and Management
-----------------------------------------------

Item 5.02 Departure of Directors, Principal Officers; Election of Directors; Appointment of Principal Officers

     On September 8, 2005, the Company's wholly owned subsidiary E-Rail entered into two year employment agreements as outlined below:

     An employment agreement was entered into with Andrew Kaufman appointing him as Chief Executive Officer of E-Rail Logistics, Inc., a wholly-owned subsidiary of the Company.

     Mr. Kaufman served as Chief Executive Officer, President and was on the Board of Directors of E-Rail Logistics, Inc. and its parent company, Rail Waste Holdings, LLC from 2004 to 2005. Prior to founding E-Rail Logistics, Mr. Kaufman


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was the general partner of Greenway  Properties,  a consulting firm,  engaged in the development of waste to energy technology. From 1991 to 2001, Mr. Kaufman was President of Pencor, Inc., a technology development company which advanced environmental technologies from the research stage to commercialization. During this time frame, Pencor acted as general partner of Pencor Biofine, which developed a technology for the conversion of biomass into Levulinic acid, a
chemical  used  in  the  manufacture  of  renewable   fuels.   Mr.  Kaufman  was
co-recipient of the Presidential Green Chemistry award for his work in developing the process for the manufacture of Levulinic Acid from waste. Mr. Kaufman attended Emory University and Long Island University.

     Mr. Kaufman will be paid an annual salary of $180,000 subject to an increase to $240,000 based on achieving certain revenue milestones. Mr. Kaufman will be entitled to participate in the Company's cash management incentive bonus and equity incentive plans upon formation and approval by the Board of Directors of the Company, provided, however, cash bonuses shall not exceed 100% of Mr. Kaufman's base salary then in effect. The employment agreement may be terminated prior to the expiration of the agreement upon the mutual agreement of the Company and Mr. Kaufman. In the event Mr. Kaufman is terminated without cause, Mr. Kaufman will be paid an amount equal to his base salary then in effect for the remaining term of the agreement. In the event of the death or disability of Mr. Kaufman, Mr. Kaufman and/or his estate will be paid an amount equal to 6 months salary.

     The Company entered into a two year employment agreement with Christopher Davino appointing him as President of E-Rail Logistics, Inc., a wholly-owned subsidiary of the Company.

     Mr. Davino served on the Board of Directors of E-Rail Logistics, Inc. and its parent company, Rail Waste Holdings, LLC from 2004 to 2005 and took an active role in overseeing business development and finance at both companies. Mr. Davino has substantial experience in the financial industry having served as Special Advisor for Financo, Inc. from 2003 to 2004, Managing Director for Miller Buckfire LLC from 2002 to 2003 and Managing Director for Dresdner Kleinwort Wasserstein from 1995 to 2002. Mr. Davino earned his bachelor's degree in finance from Lehigh University.

     Mr. Davino will be paid an annual salary of $180,000 subject to an increase to $240,000 based on achieving certain revenue milestones. Mr. Davino will be entitled to participate in the Company's cash management incentive bonus and equity incentive plans upon formation and approval by the Board of Directors of the Company, provided, however, cash bonuses shall not exceed 100% of Mr. Davino's base salary then in effect. The employment agreement may be terminated prior to the expiration of the agreement upon the mutual agreement of the Company and Mr. Davino. In the event Mr. Davino is terminated without cause, Mr. Davino will be paid an amount equal to his base salary then in effect for the remaining term of the agreement. In the event of the death or disability of Mr. Davino, Mr. Davino and/or his estate will be paid an amount equal to 6 months salary.

     The Company entered into a two year employment agreement with Richard Kessler appointing him as Chief Operating Officer of E-Rail Logistics, Inc., a wholly-owned subsidiary of the Company.

     Mr. Kessler served on the Board of Directors of E-Rail Logistics, Inc. and its parent company, Rail Waste Holdings, LLC from 2004 to 2005 and took an active role in developing sales at both companies. Prior to that and for 15 years, Mr. Kessler served as President and Chief Operating Officer of Landbridge Intermodal Equipment Sales, Inc. a major supplier of Intermodal equipment to the waste industry. Landbridge markets a diverse product line that includes all types of equipment used in the intermodal industry. Over the years Mr. Kessler has been instrumental in developing transportation projects for large corporations such as General Electric Corp., Yang Ming Lines and International Terminal Operators. Mr. Kessler developed and built chassis conversion kits for several steamship companies. Mr. Kessler attended Virginia Commonwealth University, and served in the United States Army from 1967 through 1970 and completed a tour of duty in Vietnam.

     Mr. Kessler will be paid an annual salary of $180,000 subject to an increase to $240,000 based on achieving certain revenue milestones. Mr. Kessler will be entitled to participate in the Company's cash management incentive bonus and equity incentive plans upon formation and approval by the Board of Directors of the Company, provided, however, cash bonuses shall not exceed 100% of Mr. Kessler's base salary then in effect. The employment agreement may be terminated prior to the expiration of the agreement upon the mutual agreement of the Company and Mr. Kessler. In the event Mr. Kessler is terminated without cause, Mr. Kessler will be paid an amount equal to his base salary then in effect for the remaining term of the agreement. In the event of the death or disability of Mr. Kessler, Mr. Kessler and/or his estate will be paid an amount equal to 6 months salary.



Section 9 - Financial Statements and Exhibits
---------------------------------------------

Item 9.01 Financial Statements and Exhibits.

         Exhibit No.        Exhibit Description
         ----------         -------------------
         10.1               Agreement and Plan of Merger dated September 8, 2005
         10.2               Note Purchase Agreement dated September 8, 2005
         10.3               Stock Issuance Agreement dated September 8, 2005
         10.4               Employment Agreement dated September 8, 2005
         10.5               Employment Agreement dated September 8, 2005
         10.6               Employment Agreement dated September 8, 2005
         99                 Press Release dated September 12, 2005

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CHARTWELL INTERNATIONAL, INC.,
                                     a Nevada Corporation


Dated:  September 13, 2005           /s/  Imre Eszenyi
                                     ------------------------
                                     Imre Eszenyi,
                                     Vice President

                                  EXHIBIT INDEX

          Exhibit No.        Exhibit Description
         ----------         -------------------
         10.1               Agreement and Plan of Merger dated September 8, 2005
         10.2               Note Purchase Agreement dated September 8, 2005
         10.3               Stock Issuance Agreement dated September 8, 2005
         10.4               Employment Agreement dated September 8, 2005
         10.5               Employment Agreement dated September 8, 2005
         10.6               Employment Agreement dated September 8, 2005
         99                 Press Release dated September 12, 2005